Exhibit 10.2

EMPLOYEE AGREEMENT FOR RESTRICTED STOCK

AWARD UNDER STOCK INCENTIVE PLAN

Date:

PARTIES:	TOWN CENTER BANCORP, an Oregon corporation and bank holding company (“Bancorp”)

and

_________________ an individual (“Employee”)

THIS AGREEMENT awards

_________________________

_____________ shares of

COMMON STOCK

subject to the terms and

conditions set forth below

RECITALS

A. Bancorp has adopted a stock incentive plan known as the Town Center Bancorp 2004 Stock Incentive Plan (the “Plan”) that allows for the award of restricted stock to employees of Bancorp and its affiliates.

B. Employee is now employed by one or more of Bancorp, its banking subsidiary Town Center Bank (“Bank”), or one or more of their affiliates. Bancorp desires to provide an incentive for Employee to remain in such employment, to put forth Employee’s best efforts for Bancorp, and to afford Employee the opportunity to acquire Bancorp common stock so that Employee may have a proprietary interest in Bancorp’s success.

C. The Board has elected to award Employee shares of Bancorp’s common stock subject to the terms and conditions of the Plan and further subject to certain restrictions as set forth in this Agreement (the “Agreement”).

Now, therefore, in consideration of services rendered and to be rendered by Employee to Bancorp and of the agreements set forth below, the parties agree as follows on and effective as of the date first written above:

1. Award of Stock. Subject to the terms and conditions of the Agreement and of the Plan, Bancorp hereby awards to Employee ____________ shares of Bancorp’s common stock (“Shares”). As long as the Shares are subject to the restrictions set forth in this Agreement, such Shares shall be deemed to be, and are referred to in this Agreement as, the “Restricted Shares.”

2. Restrictions. During applicable periods of restriction determined in accordance with Section 4 of this Agreement, Employee’s rights in the Restricted Shares under this Agreement may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner, and shall be subject to the risk of forfeiture contained in Section 3 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as “Restrictions’). In addition, Employee shall not have the right to vote or to receive dividends on Restricted Shares.

3. Forfeiture. In the event that Employee’s employment by Bancorp terminates for any reason other than his or her death, retirement or permanent disability, such event shall constitute an event of forfeiture, and that the award of Restricted Shares shall thereupon be forfeited by the Employee to Bancorp without payment of any consideration by Bancorp, and neither Employee nor any successor, heir, assign or personal representative of Employee shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing them.

4. Lapse of Restrictions. The Restrictions on the Restricted Shares awarded under this Agreement shall lapse on the date that is the earlier of: (i) five (5) years from the date of this Agreement; (ii) the date that the Board determines that Employee is permanently disabled; (iii) the date of Employee’s death; (iv) the date that Employee reaches the age of 65, or an earlier date at the discretion of the Board; (v) upon a Change of Control as provided in Section 15 of the Plan.

5. Breaks in Service. The effect of a break in continuous employment by Employee, by reason of an authorized paid or unpaid leave, a medical emergency, a sabbatical, or for any other reason, and the effect of a transfer from full-time employment to part-time employment, on the award made under the Agreement shall be determined by the Board in its sole discretion on a case-by-case basis consistent with applicable law.

6. Internal Transfers. The transfer of Employee by Bancorp to any parent or subsidiary of Bancorp, or by any parent or subsidiary of Bank to any other parent or subsidiary of Bank, shall not be considered a termination of employment under the Agreement.

7. Issuance of Shares. Promptly after the lapse of Restrictions, Bancorp shall issue shares to Employee. Share shall be issued without certificates in accordance with Bancorp’s policies and procedures.

8. Restriction. The award of Restricted Shares is not transferable or assignable by Employee otherwise than by testamentary will or the laws of descent and distribution. No such assignment or transfer, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right, but immediately upon any such attempt to assign or transfer, the Agreement shall terminate and be of no force or effect, and the Restricted Shares shall thereupon be automatically forfeited.

9. No Effect on Changes in Corporation’s Capital Structure. The existence of the Restricted Shares shall not affect in any way the right or power of Bancorp or its shareholders to make or authorize any adjustments, recapitalizations, reorganization, or other changes in Bancorp’s capital structure or its business, or any merger or consolidation of Bancorp, or any issue of bonds, debentures, preferred, or preference stocks ahead of or affecting the Restricted Shares, or the dissolution or liquidation of Bancorp, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Adjustment to Shares. The Restricted Shares are shares of common stock as constituted on the date of the Agreement, but in the event of any stock split or payment of a dividend on common stock payable in shares of stock, the shares of Restricted Shares shall be adjusted proportionately. If all the outstanding shares of common stock shall be changed into or exchanged for a different number or class of shares of Bancorp, or of another corporation, through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation, or otherwise, then there shall be substituted for each share of Restricted Shares the number and class of shares into which each outstanding share of common stock shall be so exchanged. In connection with any adjustment under this Section 10 resulting in a fractional share interest, such interest shall be disregarded, and no fractional shares shall be recognized or issued.

11. Compliance. If the Board at any time determines that registration or qualification of the Restricted Shares under state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable, then the Restricted Shares may not be issued to Employee, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

12. Investment Interest. If required by Bancorp, Employee shall enter into an agreement with Bancorp in form satisfactory to counsel for Bancorp by which Employee (i) shall represent that the Shares covered by the Agreement shall be held for Employee’s own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such shares, and (ii) shall agree that, if Employee should decide to sell, transfer, or otherwise dispose of any of any Shares, Employee may do so only if the shares are registered under the Securities Act of 1933 and the Oregon Securities Law, unless, in the opinion of counsel for Bancorp, such registration is not required.

13. Additional Covenants. The following provisions shall apply and be binding on Employee following Employee’s termination of employment under all circumstances, whether termination occurred with cause, without cause, following illness or disability, because of a change of control, or for any other reason:

13.1. Employee shall fully cooperate in the defense or prosecution of any litigation arising from or relating to matters about which Employee has knowledge based on his employment or other work, paid or unpaid, for Bancorp. To the extent allowed by law Employee shall receive reasonable compensation in connection with his performance under this Section 13.1;

13.2. Employee shall at all times keep all confidential and proprietary information gained from his employment by Bancorp, or from other previous, present or subsequent paid or unpaid work for Bancorp, in strictest confidence, and will not disclose or otherwise disseminate such information to anyone, other than to employees of Bancorp, except as may be required by law, regulation or subpoena; and

13.3. Employee shall not take or use for any purpose confidential or proprietary information of Bancorp, including without limitation customer or potential customer lists and trade secrets.

14. Tax Matters. Employee shall have no tax obligation entering into this Agreement unless Employee makes a timely and valid election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to realize ordinary taxable income in respect of the award of the Restricted Shares. Employee shall immediately notify Bancorp in writing of such election. Employee recognizes that there are potential risks and complex considerations involved in deciding whether or not to make such an election, and acknowledges and agrees that (i) Employee has received no advice or recommendations from Bancorp concerning the election; (ii) Employee shall have sole responsibility for making the decision whether or not to elect; (iii) Employee shall, in his or her discretion, consult with Employee’s own tax and other advisers concerning the election; (iv) Employee shall indemnify and hold Bancorp harmless from any and all consequences of the election decision. Employee further acknowledges and agrees that he or she will recognize taxable income as a result of the award of the Restricted Shares, the timing of which shall be dependent on whether or not a valid Section 83(b) is made. Whether or not Employee makes a timely and valid Code Section 83(b) election, Employee shall pay to Bancorp upon request an amount equal to the taxes Bancorp determines it is required to withhold under applicable tax law with respect to the award of the Restricted Shares.

15. Miscellaneous Provisions.

15.1. Violation. Any provision of the Agreement to the contrary notwithstanding, the Shares shall not be issued if the issuance and delivery of the Shares would violate any law or regulation.

15.2. Disputes. Any dispute or disagreement that may arise under or as a result of the Agreement, or any question as to the interpretation of the Agreement or the Plan, shall be determined by the Board in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

15.3. Notices. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally or by certified or registered mail, postage prepaid, addressed as follows: (1) to Bancorp at 10413 SE 82nd, Portland, Oregon 97086, or such other address as Bancorp, by notice to Employee, may designate in writing from time to time; (2) to Employee, at Employee’s address as shown in Employee’s personnel file maintained by Bancorp, or at such other address as Employee, by notice to Bancorp, may designate in writing from time to time.

15.4. Recitals; Law; Amendment; Captions. Each and every portion of the Agreement is contractual and not a mere recital, and all recitals shall be deemed incorporated into the Agreement and made a part thereof. The Agreement shall be governed by and interpreted according to Oregon law and any applicable federal law. The Agreement may not be amended except by a subsequent written agreement signed by all parties hereto. All captions, titles and headings in the Agreement are for convenience only, and shall not be construed to limit any term of the Agreement.

15.5. Prior Agreements. The Agreement contains the entire understanding and agreement of the parties with respect to the parties’ relationship, and all prior negotiations, discussions or understandings, oral or written, are hereby integrated herein. No prior negotiations, discussions or agreements not contained herein or in such documents shall be binding or enforceable against the parties.

15.6. Counterparts. The Agreement may be signed in several counterparts. The signature of one party on any counterpart shall bind such party just as if all parties had signed that counterpart. Each counterpart shall be considered an original. All counterparts of the Agreement shall together constitute one original document.

15.7. Scope of Agreement - No Contract of Employment. The Agreement shall not be deemed to constitute a contract of employment between the parties, and no provision herein shall restrict Bancorp’s right to terminate Employee’s employment or restrict Employee’s right to terminate his employment by Bancorp.

15.8. Successors and Assigns. All rights and duties of Bancorp under the Agreement shall be binding on and inure to the benefit of its successors and assigns, including without limitation any person or entity which acquires a controlling interest in Bancorp and any person or entity which acquires all or substantially all of its. Bancorp and any such successor or assign shall be and remain jointly and severally liable to Employee under the Agreement.

15.9. Assignability. Employee’s rights and interests in or under the Agreement may not be assigned or transferred other than by a will, by the laws of descent and distribution, or as otherwise provided in the Agreement. Any purported transfer or assignment in violation of this Section shall be void.

15.10. Enforcement. The Agreement shall inure to the benefit of and be enforceable by Employee’s beneficiary, estate or legal representative. As used in the Agreement, “beneficiary” shall mean any person or entity, including a trust, which has been designated by Employee as Employee’s beneficiary in writing.

15.11. Shareholders’ Repurchase Agreement. At the time of any issuance or delivery of Shares hereunder, Employee shall enter into and agree to be bound by any agreement in force at the time of such issuance or delivery among Bancorp and its shareholders, if any such agreement is at that time in existence, relating to the repurchase by Bancorp of its outstanding shares of stock in certain circumstances.

15.12. Waiver. Any waiver by any party hereto of any provision of the Agreement, or of any breach thereof, shall not constitute a waiver of any other provision or of any other breach. If any provision, paragraph or subparagraph herein shall be deemed invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions, paragraphs and subparagraphs shall not be affected.

15.13. Effective Date; Agreement Subject to Plan; Conflicts. The Agreement shall be effective and binding upon the parties as of and from and after the date first written above until its expiration or termination as provided herein or in accordance with the Plan. All terms of the Agreement are subject to the provisions of the Plan, and Employee agrees to be bound by the terms of the Plan, as amended from time to time, each term and provision of which shall be deemed incorporated herein by this reference. In the event of a conflict between the terms of the Agreement and the terms of the Plan, the terms of the Plan shall control.

15.14. Employee Handbook. Employee agrees to be bound by the terms and conditions of any employee handbook of Bancorp or its affiliates as may be in effect from time to time, except that in the event of a conflict between such employee handbook and the Agreement, the Agreement shall control.

15.15. Definitions. As used herein: (i) “Bancorp” means and includes any parent corporation, subsidiary and other affiliates of Bancorp, including Bank, unless the context requires otherwise; and (ii) “Board” includes any committee of the Board of Directors of Bancorp established to administer the Plan.

15.16. Survival. All covenants herein shall survive the vesting of the award of Restricted Shares and the issuance of Shares to Employee.

EMPLOYEE

Name:		Name:
Title:	President & Chief Executive Officer

ACKNOWLEDGMENT OF RECEIPT OF PLAN

The undersigned hereby acknowledges receipt of a copy of the 2004 Stock Incentive Plan of Bancorp.

EMPLOYEE